Exhibit 99.1

Teleflex ®	NEWS
155 South Limerick Road, Limerick, PA 19468 USA — Phone: 610-948-5100 — Fax: 610-948-5101

Contact:	Jake Elguicze Senior Director, Investor Relations 610-948-2836

FOR IMMEDIATE RELEASE	February 25, 2009

TELEFLEX REPORTS FOURTH QUARTER AND YEAR END 2008 RESULTS

Fourth Quarter Diluted EPS from Continuing Operations Excluding Special Items of $1.04, up 47%
Fourth Quarter GAAP EPS from Continuing Operations of $0.78 per diluted share
Medical Fourth Quarter Core Revenue Growth of 7%

Full Year Diluted EPS from Continuing Operations Excluding Special Items of $4.05, up 25%
Full Year GAAP EPS from Continuing Operations of $3.36 per diluted share

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today announced financial results for the fourth quarter and year ended December 31, 2008.

Fourth Quarter 2008 Financial Highlights
Fourth quarter revenues from continuing operations increased 2% to $596.5 million from $583.1 million in the fourth quarter of 2007 as a result of 4% core growth, offset by an unfavorable currency impact.

Income from continuing operations excluding special charges increased 47% to $41.4 million or $1.04 per diluted share compared to $28.1 million or $0.71 per diluted share in the prior year quarter. Operating profit improvements were achieved in our Medical, Aerospace and Commercial segments, and we experienced a reduction in corporate costs versus the prior year quarter. Income from continuing operations including special charges increased to $30.9 million or $0.78 per diluted share compared to a loss of $46.2 million or $1.17 per share in the prior year quarter. Results for the period included certain charges described in the reconciliation table below.

The loss from discontinued operations for the fourth quarter was $11.4 million or $0.29 per diluted share compared to income of $111.6 million or $2.83 per diluted share in 2007. 2007 results from discontinued operations include a gain, net of tax, of $107.5 million from the sale of the automotive and industrial businesses.

Net income was $19.6 million or $0.49 per diluted share compared to $65.4 million or $1.66 per diluted share in the prior year quarter.

“The solid performance of our core operations reflects the strength of our businesses and our management teams’ ability to execute,” said Jeffrey P. Black, chairman and chief executive officer of Teleflex.

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Fourth Quarter Business Segment Commentary

Medical Segment
Medical Segment revenues in the quarter increased 4% to $373.4 million from $360.2 million in the prior year. The increase resulted from core growth of 7%, offset by an unfavorable currency impact of 3%.

Adjusted segment operating profit rose to $74.5 million from $69.3 million in the prior year. Adjusted segment operating margins in the quarter were 19.9% versus 19.2% in the prior year quarter. A reconciliation of adjusted segment operating profit and margin are noted in the table below.

“We achieved core revenue growth in the fourth quarter from every region and major product category, led by an increase in sales to medical device manufacturers and disposable products sold for critical care applications,” commented Black. “In addition, we are continuing to support our customers by developing new products, supporting best practices and enhancing clinical education and training.”

Added Black, “We are pleased to see the fourth quarter core revenue growth and operating profit achieved by our Medical business, further confirming our investment strategy in adding the Arrow product offerings to our Medical business.”

Aerospace Segment
Aerospace Segment revenues increased 4% to $125.5 million from $120.4 million in the prior year. The improvement resulted from a 5% increase from an acquisition and core revenue growth of 2%, offset by a 3% negative impact of currency translation. Increases in engine repair services revenues more than offset a decline in cargo handling revenues. Segment operating profit increased 7% to $15.9 million from $14.8 million in the prior year. Segment operating margins improved 30 basis points to 12.6% in the quarter.

Black stated, “Overall, it was a good quarter for the Segment. The favorable mix that we have seen in the prior quarters continued in the fourth quarter of 2008 in our repairs business. The investments that we made over the past few years in new technologies continue to pay dividends for our Aerospace business, as well as for our customers.”

Commercial Segment
Commercial Segment revenues were $97.6 million, a 5% decline compared to the prior year. The decrease resulted from declines of 2% in core revenues, 2% from currency translation, and 1% from dispositions. The decline in core revenues resulted from a significant decrease in sales of products in the marine business which was nearly offset by an increase in auxiliary power units sold in the power systems business and 13% core growth in sales of rigging services products. Segment operating profit improved to $8.1 million, compared to $5.0 million in the prior year quarter. Segment operating margins increased to 8.3% from 4.9% in the prior year, benefiting from positive effects of foreign currency translation.

Commented Black, “Our power systems and rigging services businesses executed well in the quarter, with increased sales and strong operating profit improvement. We also took action to further restructure our marine business as it continued its decline in both sales and profitability as a result of the extremely challenging recreational marine market.”

Full Year 2008 Financial Highlights
For the full year 2008, revenues from continuing operations increased 25% to $2.4 billion compared to revenues of $1.9 billion for the same period in 2007. Core revenues increased in both Medical and Aerospace while Commercial revenues declined. Revenues also benefited from acquisitions and currency translation.

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Full year 2008 income from continuing operations excluding special charges increased 25% to $161.2 million or $4.05 per diluted share compared to $128.5 million or $3.24 per diluted share in the prior year. Income from continuing operations for 2008 including special charges increased to $134.0 million or $3.36 per diluted share compared to a loss of $42.4 million or $1.08 per share in the prior year.

Special charges for full year 2008 included restructuring and transaction-related charges, net of tax, of $22.8 million or $0.57 per diluted share, primarily related to the acquisition of Arrow International (“Arrow”) and the Commercial segment restructuring announced in December 2008. Results for 2008 also included a fair market value adjustment to inventory, net of tax, of $4.4 million or $0.11 per diluted share associated with the acquisition of Arrow.

Results from continuing operations for 2007 included certain charges for purchased in-process research and development, fair market value adjustments to inventory and deferred financing costs in connection with the Arrow acquisition, as well as special charges related to restructuring programs. Charges in 2007 also included intangible asset impairment charges primarily related to the company’s power systems business, a tax charge related to completed and future cash repatriation, and losses on sales of assets. These items reduced earnings by $170.8 million, net of tax, or $4.32 per diluted share for the full year.

Full year 2008 loss from discontinued operations was $14.2 million or $0.36 per diluted share compared to income from discontinued operations of $188.9 million or $4.81 per diluted share in 2007. Income from discontinued operations in 2007 included gains on dispositions.

Net income for the full year was $119.8 million or $3.01 per diluted share compared to $146.5 million or $3.73 per diluted share in the prior year.

Cash flow from continuing operations for 2008 was $176.8 million. Excluding tax payments of $90.2 million related to the divestiture of the automotive and industrial businesses completed in 2007, cash flow from continuing operations was $267.0 million versus $283.1 million in the prior year.

Commented Black, “It was a strong year for Teleflex as we achieved good results on our stated goals. We delivered double-digit growth in earnings before special charges, another year of strong cash flow generation, Medical adjusted segment operating margins of 20% for the full year, and operating margin improvement in both our Aerospace and Commercial segments.”

Added Black, “We consistently performed throughout the year and achieved over $40 million of pre-tax synergies associated with the Arrow acquisition. Teleflex enters 2009 with an improved balance sheet, the ability to generate significant cash flow and a portfolio of businesses better positioned to manage through this difficult and challenging economic environment. We are reaffirming our previous 2009 guidance for diluted earnings per share from continuing operations excluding special items of $4.10 to $4.40.”

The company expects special items for 2009 to be in the range of $0.30 to $0.40 per diluted share.

Fourth Quarter Conference Call Webcast and Additional Information
As previously announced, Teleflex will comment on its fourth quarter results on a conference call to be held today at 9:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying presentations will be posted prior to the call. An audio replay will be available until March 2, 2009, 12:00pm (ET), by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode: 14873492.

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Additional Notes
Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the activity of companies that have been divested within the most recent twelve month period.

Certain financial information is presented on a rounded basis, which may cause minor differences.

Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

Segment commentary excludes the impact of discontinued operations, items included in restructuring and impairment charges, losses and other charges, the impact of transaction related charges for in process research and development costs, and fair market adjustments for inventory as disclosed in the condensed consolidated statements of income.

*Arrow International was acquired on October 1, 2007.

Fourth Quarter Medical Segment Sales by Product Group

	Three Months Ended	Three Months Ended
	Dec 31, 2008	Dec 31, 2007*	Change
	(Dollars in millions)
Critical Care	$236.7	$231.6	2%
Surgical	72.9	75.7	-4%
Cardiac Care	18.4	18.0	2%
OEM	41.8	31.4	33%
Other	3.6	3.5	1%

Total Sales	$373.4	$360.2	4%

Year-to-Date Medical Segment Sales by Product Group

	Twelve Months Ended	Twelve Months Ended
	Dec 31, 2008	Dec 31, 2007*	Change
	(Dollars in millions)
Critical Care	$957.1	$578.1	66%
Surgical	296.0	294.5	1%
Cardiac Care	72.9	18.2	300%
OEM	158.3	138.1	15%
Other	14.8	12.4	19%

Total Sales	$1,499.1	$1,041.3	44%

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Notes on Non-GAAP Financial Measures
This press release addresses certain non-GAAP income measures.  We use these financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures.

This press release includes financial measures which exclude the effect of charges associated with our restructuring programs, charges related to the Arrow acquisition, and (gain)/loss on sale of assets and other charges. Management believes these measures are useful to investors because they eliminate items that do not reflect Teleflex’s day-to-day operations. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures are set forth below.

	Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007*
	Continuing Operations		Continuing Operations
	(dollars in thousands, except per share)
Income/(loss) and diluted/(basic) earnings per share	$30,930	$0.78	$(46,221)	$(1.17)
Restructuring & impairment charges, net of tax	9,969	0.25	22,375	0.57
Losses and other charges, net of tax (A)	488	0.01	3,390	0.09
In-process research & development	—	—	30,000	0.76
Fair market value inventory adjustment, net of tax (B)	—	—	18,550	0.47
Anti-dilutive effect on EPS (C)	—	—	—	(0.01)

Income and diluted earnings per share excluding restructuring & impairment charges, losses and other charges, in-process research & development, and fair market value inventory adjustment	$41,387	$1.04	$28,094	$0.71

	Twelve Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2007*
	Continuing Operations		Continuing Operations
	(dollars in thousands, except per share)
Income/(loss) and diluted/(basic) earnings per share	$133,980	$3.36	$	(42,368)	$(1.08)
Restructuring & impairment charges, net of tax	18,068	0.45		28,011	0.71

Losses and other charges, net of tax (A)	4,684	0.12		4,108	0.10
In-process research & development	—	—		30,000	0.76
Fair market value inventory adjustment, net of tax (B)	4,449	0.11		18,550	0.47
Tax adjustment	—	—		90,162	2.30
Anti-dilutive effect on EPS (C)	—	—		—	(0.03)

Income and diluted earnings per share excluding restructuring & impairment charges, losses and other charges, in-process research & development, fair market value inventory adjustment and tax adjustment	$161,181	$4.05	$	128,463	$3.24

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(A)	In 2008, losses and other charges principally relate to restructuring related costs associated with the Arrow acquisition. In 2007, losses and other charges relate primarily to the charge off of deferred financing costs.

(B)	The fair market value inventory adjustment reflects the absorption of the residual Arrow inventory purchase price adjustment from the acquisition date.

(C)	Results have been presented using basic weighted average shares with the impact of dilution on income excluding special charges and losses and other charges reflected separately. In accordance with SFAS 128, if income from continuing operations is a loss no potential common shares are included in the computation of diluted per share amounts because inclusion would result in an anti-dilutive per share amount.

Fourth Quarter Adjusted Medical Segment Operating Profit and Margin

	Three Months Ended	Three Months Ended
	December 31, 2008	December 31, 2007*
	(dollars in thousands)
Medical Segment Operating Profit as Reported	$73,378	$40,361
Medical Segment Operating Margin as Reported	19.7%	11.2%
Add: Inventory Fair Market Value Adjustment	—	28,916
Add: Integration Costs Not Qualified for Restructuring	1,098	—

Adjusted Medical Segment Operating Profit	$74,476	$69,277
Adjusted Medical Segment Operating Margin	19.9%	19.2%

Year-to-Date Adjusted Medical Segment Operating Profit and Margin

	Twelve Months Ended	Twelve Months Ended
	December 31, 2008	December 31, 2007*
	(dollars in thousands)
Medical Segment Operating Profit as Reported	$286,330	$182,636
Medical Segment Operating Margin as Reported	19.1%	17.5%
Add: Inventory Fair Market Value Adjustment	6,936	28,916
Add: Integration Costs Not Qualified for Restructuring	6,971	—

Adjusted Medical Segment Operating Profit	$300,237	$211,552
Adjusted Medical Segment Operating Margin	20.0%	20.3%

Year-to-Date Reconciliation of Adjusted Cash Flow from Continuing Operations

	Twelve Months
	Ended	Twelve Months Ended
	December 31, 2008	December 31, 2007*
	(dollars in thousands)
Cash flow from continuing operations as reported	$176,788	$283,088
Add: Tax payments on gain on sale of automotive and industrial businesses in December 2007	90,235	—

Adjusted cash flow from continuing operations	$267,023	$283,088

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Teleflex At a Glance
Teleflex is a diversified company that designs, manufactures and distributes quality engineered products and services for the medical, aerospace and commercial markets worldwide. Teleflex employs approximately 14,200 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex can be obtained from the company’s website at www.teleflex.com.

Caution Concerning Forward-looking Information
This press release contains forward-looking statements, including, but not limited to, statements relating to our ability to generate cash flow and manage through the challenging economic environment; our 2009 forecast of diluted earnings per share from continuing operations excluding special charges; and the expected range of special charges for 2009. Actual results could differ materially from those in the forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve sales growth, price increases or cost reductions; our ability to realize efficiencies; changes in material costs and surcharges; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; unanticipated difficulties, expenditures and delays in connection with the integration of Arrow International, including delays in the implementation of integration programs and adverse customer and shareholder reaction; unanticipated difficulties, expenditures and delays in complying with government regulations applicable to our businesses, including unanticipated costs and difficulties in connection with the resolution of issues related to the FDA corporate warning letter issued to Arrow; our ability to meet our debt obligations; changes in general and international economic conditions; and other factors described in Teleflex’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10K.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2008	2007
	(Dollars and shares in thousands, except per share)
Net revenues................................................................................................	$ 596,462	$583,113
Materials, labor and other product costs..................................................................	362,617	381,514

Gross profit..................................................................................................	233,845	201,599
Selling, engineering and administrative expenses.......................................................	137,726	147,768
In-process research and development.....................................................................	—	30,000
Goodwill impairment........................................................................................	—	18,896
Restructuring and other impairment charges...............................................................	15,784	4,893
Gain on sales of businesses and assets......................................................	(314)	(11)

Income from continuing operations before interest, taxes and minority interest.................	80,649	53
Interest expense.............................................................................................	30,175	46,308
Interest income.............................................................................................	(501)	(2,560)
Income (loss) from continuing operations before taxes and minority interest.....................	50,975	(43,695)
Taxes (benefit) on income (loss) from continuing operations...........................................	10,996	(5,407)

Income (loss) from continuing operations before minority interest.....................................	39,979	(38,288)
Minority interest in consolidated subsidiaries, net of tax...............................................	9,049	7,933

Income (loss) from continuing operations.....................................................	30,930	(46,221)

Operating (loss) income from discontinued operations .................................................	(3,430)	231,508
Taxes on discontinued operations...........................................................................	7,931	119,902

(Loss)/income from discontinued operations.............................................................	(11,361)	111,606

Net income......................................................................................................	$19,569	$65,385

Earnings per share:
Basic:
Income (loss) from continuing operations.........................................................	$0.78	$(1.17)
(Loss)/income from discontinued operations.....................................................	(0.29)	2.83

Net income.........................................................................................	$0.49	$1.66

Diluted:
Income (loss) from continuing operations.........................................................	$0.78	$(1.17)
(Loss)/income from discontinued operations.....................................................	(0.29)	2.83

Net income.........................................................................................	$0.49	$1.66

Dividends per share..........................................................................................	$0.34	$0.32
Weighted average common shares outstanding:
Basic........................................................................................................	39,677	39,417
Diluted...................................................................................................	39,819	39,417

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2008	2007
	(Dollars and shares in thousands, except per share)
Net revenues................................................................................................	$ 2,420,949	$1,934,332
Materials, labor and other product costs..................................................................	1,456,782	1,253,978

Gross profit..................................................................................................	964,167	680,354
Selling, engineering and administrative expenses.......................................................	596,773	445,254
In-process research and development charge............................................................	—	30,000
Goodwill impairment........................................................................................	—	18,896
Restructuring and other impairment charges..............................................................	27,701	11,352
(Gain)/loss on sales of businesses and assets...............................................	(296)	1,110

Income from continuing operations before interest, taxes and minority interest.................	339,989	173,742
Interest expense.............................................................................................	121,647	74,876
Interest income.............................................................................................	(2,635)	(10,482)
Income from continuing operations before taxes and minority interest.............................	220,977	109,348
Taxes on income from continuing operations.............................................................	52,169	122,767

Income (loss) from continuing operations before minority interest....................................	168,808	(13,419)
Minority interest in consolidated subsidiaries, net of tax...............................................	34,828	28,949

Income (loss) from continuing operations...................................................	133,980	(42,368)

Operating (loss) income from discontinued operations ................................................	(8,238)	349,917
Taxes on discontinued operations..........................................................................	5,968	161,065

(Loss)/income from discontinued operations...........................................................	(14,206)	188,852

Net income......................................................................................................	$119,774	$146,484

Earnings per share:
Basic:
Income (loss) from continuing operations...........................................................	$3.38	$(1.08)
(Loss) income from discontinued operations.....................................................	(0.36)	4.81

Net income ...........................................................................................	$3.03	$3.73

Diluted:
Income (loss) from continuing operations...........................................................	$3.36	$(1.08)
(Loss) income from discontinued operations.....................................................	(0.36)	4.81

Net income ...........................................................................................	$3.01	$3.73

Dividends per share..........................................................................................	$1.340	$1.245
Weighted average common shares outstanding:
Basic........................................................................................................	39,584	39,259
Diluted...................................................................................................	39,832	39,259

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,		December 31,
	2008		2007
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents.........................................................................		$107,275		$201,342
Accounts receivable, net..........................................................................		311,908		341,963
Inventories, net......................................................................................		424,653		419,188
Prepaid expenses.................................................................................		21,373		31,051
Income taxes receivable.......................................................................		17,958		—
Deferred tax assets...............................................................................		66,009		12,025
Assets held for sale................................................................................		8,210		4,241

Total current assets...........................................................................		957,386		1,009,810
Property, plant and equipment, net...................................................................		374,292		430,976
Goodwill.................................................................................................		1,474,123		1,502,256
Intangibles and other assets, net ......................................................................		1,090,852		1,211,172
Investments in affiliates...............................................................................		28,105		26,594
Deferred tax assets...................................................................................		1,986		7,189

Total assets.....................................................................................	$	3,926,744	$	4,187,997

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable........................................................................................		$5,195		$5,800
Current portion of long-term borrowings.......................................................		103,658		137,557
Accounts payable.................................................................................		139,677		133,654
Accrued expenses.................................................................................		125,183		154,050
Payroll and benefit-related liabilities............................................................		83,129		84,251
Derivative liabilities..............................................................................		27,370		4,380
Accrued interest.....................................................................................		26,888		26,060
Income taxes payable..............................................................................		12,613		85,805
Deferred tax liabilities..............................................................................		2,227		21,733
Total current liabilities........................................................................ ..		525,940		653,290
Long-term borrowings.................................................................................		1,437,538		1,540,902
Deferred tax liabilities..................................................................................		324,678		379,467
Pension and postretirement benefit liabilities.......................................................		169,841		78,910
Other liabilities.......................................................................................		182,864		164,402

Total liabilities........................................................................ ..........		2,640,861		2,816,971
Minority interest in equity of consolidated subsidiaries..........................................		39,428		42,183
Commitments and contingencies
Shareholders’ equity....................................................................................		1,246,455		1,328,843

Total liabilities and shareholders’ equity....................................................	$	3,926,744	$	4,187,997

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
		December 31,
	December 31, 2008	2007
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$119,774	$146,484
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations..................................................	14,206	(188,852)
Depreciation expense..............................................................................	64,986	50,958
Amortization expense of intangible assets....................................................	46,232	20,856
Amortization expense of deferred financing costs...........................................	5,330	6,946
In-process research and development charge...................................................	—	30,000
Stock-based compensation.......................................................................	8,643	7,515
(Gain) loss on sales of businesses and assets...................................................	(296)	1,110
Impairment of long-lived assets..................................................................	10,399	6,912
Impairment of goodwill............................................................................	—	18,896
Deferred income taxes...........................................................................	(29,496)	83,154
Minority interest in consolidated subsidiaries.................................................	34,828	28,949
Other................................................................................................	12,751	6,898
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable..............................................................................	2,849	5,399
Inventories..........................................................................................	(20,881)	62,449
Prepaid expenses.................................................................................	5,561	(455)
Accounts payable and accrued expenses......................................................	7,939	9,473
Income taxes payable..............................................................................	(106,037)	(13,604)

Net cash provided by operating activities from continuing operations..................	176,788	283,088

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings...............................................................	92,897	1,620,000
Reduction in long-term borrowings.................................................................	(226,687)	(463,391)
Payments of debt issuance and amendment costs..................................................	(656)	(21,565)
(Decrease)/increase in notes payable and current borrowings....................................	(492)	1,321
Proceeds from stock compensation plans.........................................................	7,955	24,171
Payments to minority interest shareholders......................................................	(37,979)	(21,259)
Dividends.............................................................................................	(53,047)	(48,929)

Net cash (used in) provided by financing activities from continuing operations......	(218,009)	1,090,348

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................	(39,267)	(44,734)
Payments for businesses and intangibles acquired, net of cash acquired.......................	(6,083)	(2,174,517)
Proceeds from sales of businesses and assets.......................................................	8,464	702,314
Investments in affiliates..............................................................................	(2,565)	(5,554)
Net cash used in investing activities from continuing operations........................	(39,451)	(1,522,491)

Cash Flows from Discontinued Operations:
Net cash (used in) provided by operating activities..............................	(5,619)	110,500
Net cash used in by financing activities.............................................................	—	(4,889)
Net cash used in investing activities..................................................................	—	(17,104)
Net cash (used in) provided by discontinued operations.................................	(5,619)	88,507

Effect of exchange rate changes on cash and cash equivalents....................................	(7,776)	13,481

Net decrease in cash and cash equivalents................................................................	(94,067)	(47,067)
Cash and cash equivalents at the beginning of the year................................................	201,342	248,409

Cash and cash equivalents at the end of the year......................................................	$107,275	$201,342

Cash interest paid..........................................................................................	$113,892	$53,650

Income taxes paid..........................................................................................	$206,369	$67,191

TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2008	2007
	(Dollars in thousands)
Segment net revenues:
Medical...................................................................................................	$ 373,390	$360,207
Aerospace................................................................................................. ..	125,481	120,437
Commercial..............................................................................................	97,591	102,469

Total segment net revenues.........................................................................	596,462	583,113

Segment operating profit (1):
Medical...................................................................................................	73,378	40,361
Aerospace................................................................................................. ..	15,869	14,790
Commercial..............................................................................................	8,083	4,980

Total segment operating profit.....................................................................	97,330	60,131
Corporate expenses.............................................................................................	10,260	14,233
In-process research and development charge.............................................................	—	30,000
Goodwill impairment ........................................................................................	—	18,896
Restructuring and impairment charges.....................................................................	15,784	4,893
Gain on sales of businesses and assets	(314)	(11)
Minority interest in consolidated subsidiaries (2).........................................................	(9,049)	(7,933)

Income from continuing operations before interest, taxes and minority interest..................	$80,649	$53

(1)	Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended December 31, 2008 and December 31, 2007, respectively.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2008	2007
	(Dollars in thousands)
Segment net revenues:
Medical...................................................................................................	$ 1,499,109	$1,041,349
Aerospace................................................................................................. ..	511,246	451,788
Commercial..............................................................................................	410,594	441,195

Total segment net revenues.........................................................................	2,420,949	1,934,332

Segment operating profit (1):
Medical...................................................................................................	286,330	182,636
Aerospace................................................................................................. ..	61,781	46,964
Commercial..............................................................................................	27,457	22,990

Total segment operating profit.....................................................................	375,568	252,590
Corporate expenses.............................................................................................	43,002	46,439
In-process research and development charge.............................................................	—	30,000
Goodwill impairment........................................................................................	—	18,896
Restructuring and impairment charges.....................................................................	27,701	11,352
(Gain)/loss on sales of businesses and assets...........................................................	(296)	1,110
Minority interest in consolidated subsidiaries (2).........................................................	(34,828)	(28,949)

Income from continuing operations before interest, taxes and minority interest..................	$339,989	$173,742

(1)	Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the twelve months ended December 31, 2008 and December 31, 2007, respectively.

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